Exhibit (a)(viii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                         FEDERATED HIGH INCOME BOND FUND, INC.

                               CERTIFICATE OF CORRECTION

      Federated High Income Bond Fund, Inc., a Maryland coproration (the "Corporation"), hereby certifies that:

      FIRST:      The title of the document being corrected is "Articles
                                 Supplementary".

     SECOND: The only party to the document  being  corrected is Federated  High
          Income Bond Fund, Inc.

      THIRD:      The Articles Supplementary were filed on August 24, 1994.

     FOURTH: A. Article FIRST of the Articles  Supplementary as filed August 24,
          1994 read as follows:

                  "FIRST: The Board of Directors hereby reclassifies 2,000,000,000 Select shares as 2,000,000,000 of the authorized but unissued shares of common stock of the Corporation as 2,000,000,000 shares of Class C Shares."

          B. As corrected, Article FIRST of the Articles Supplementary read as follows:

          "FIRST:  The  Board of  Directors  hereby  reclassifies  2,000,000,000
               Select shares as 2,000,000,000 shares of Class C Shares."

      IN WITNESS WHEREOF, Federated High Income Bond Fund, Inc. sas caused these presents to be signed in its name and on its behalf, as of April 11, 1997, by its duly authorized officers who acknowledge that this Certificate of Correction is the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein are required to be executed under oath are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                            FEDERATED HIGH INCOME BOND
                                    FUND, INC.


/S/ S. ELLIOTT COHAN                By:  /S/ JOHN W. MCGONIGLE
------------------------------         ---------------------------
S. Elliott Cohan                    John W. McGonigle
Assistant Secretary                 Executive Vice President